UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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FIDELITY BANCORP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1009 Perry Highway • Pittsburgh, PA 15237-2105 Telephone 412/367-3300 • Fax 412/364-6504

January 11, 2008

Dear Stockholder:

On behalf of the Board of Directors and management of Fidelity Bancorp, Inc., I cordially invite you to attend our 2008 Annual Meeting of Stockholders which will be held at the Perrysville Branch of Fidelity Bank, PaSB, 1009 Perry Highway, Pittsburgh, Pennsylvania on Tuesday, February 12, 2008, at 5:00 p.m., eastern time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business we expect to act upon at the Annual Meeting. During the Annual Meeting, I will report on our operations. Our directors and officers will be present to respond to any questions you may have.

Your vote is important, regardless of the number of shares you own and regardless of whether you plan to attend the Annual Meeting. I encourage you to read the enclosed proxy statement carefully and sign and return your enclosed proxy card as promptly as possible. The failure to return your proxy could cause a delay in the Annual Meeting and additional expense to the Company. A postage-paid return envelope is provided for your convenience. Returning your proxy will not prevent you from voting in person, but will assure that your vote will be counted if you are unable to attend the Annual Meeting. If you do decide to attend the Annual Meeting and feel for any reason that you want to change your vote at that time, you will be able to do so. If you are planning to attend the Annual Meeting, please let us know by marking the appropriate box on the proxy card.

Your continued interest in our Company is sincerely appreciated.

Very truly yours,
/s/ William L. Windisch William L. Windisch Chairman of the Board

FIDELITY BANCORP, INC.

1009 Perry Highway

Pittsburgh, Pennsylvania 15237

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 12, 2008

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders of Fidelity Bancorp, Inc. (the “Company”) will be held at the Perrysville Branch of Fidelity Bank, PaSB, 1009 Perry Highway, Pittsburgh, Pennsylvania on Tuesday, February 12, 2008, at 5:00 p.m., eastern time, for the following purposes:

(1)	To elect three directors; and

(2)	To transact any other business that may properly come before the Annual Meeting.

Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Other than procedural matters, the Board of Directors is not aware of any other business to come before the Annual Meeting. Stockholders of record at the close of business on December 20, 2007 are the stockholders entitled to vote at the Annual Meeting and any adjournments thereof.

A copy of our Annual Report to Stockholders for the fiscal year ended September 30, 2007 is enclosed.

Your vote is very important, regardless of the number of shares you own. We encourage you to vote by proxy so that your shares will be represented and voted at the Annual Meeting even if you cannot attend in person. All stockholders of record can vote by written proxy card. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Annie G. McGrath
ANNIE G. MCGRATH Secretary

Pittsburgh, Pennsylvania

January 11, 2008

THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

FIDELITY BANCORP, INC.

1009 Perry Highway

Pittsburgh, Pennsylvania 15237

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

FEBRUARY 12, 2008

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Fidelity Bancorp, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders which will be held at the Perrysville Branch of Fidelity Bank, PaSB, 1009 Perry Highway, Pittsburgh, Pennsylvania on Tuesday, February 12, 2008, at 5:00 p.m., eastern time, and at any adjournments or postponements thereof (the “Annual Meeting”). The accompanying Notice of Annual Meeting of Stockholders and proxy card and this Proxy Statement are first being sent to stockholders on or about January 11, 2008.

VOTING AND PROXY PROCEDURES

Who Can Vote at the Annual Meeting

You are only entitled to vote at the Annual Meeting if our records show that you held shares of our common stock, $0.01 par value (the “Common Stock”), as of the close of business on December 20, 2007 (the “Record Date”). If your shares are held by a broker or other intermediary, you can only vote your shares at the Annual Meeting if you have a properly executed proxy from the record holder of your shares (or their designee). As of the Record Date, a total of 3,010,717 shares of Common Stock were outstanding. Each share of Common Stock has one vote.

Voting by Proxy

The Board of Directors is sending you this Proxy Statement for the purpose of requesting that you allow your shares of Common Stock to be represented at the Annual Meeting by the persons named in the enclosed Proxy Card. All shares of Common Stock represented at the Annual Meeting by properly executed and dated proxies will be voted according to the instructions indicated on the Proxy Card. If you sign, date and return the Proxy Card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “FOR” each of its nominees for director.

If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the persons named in the Proxy Card will vote your shares as determined by a majority of the Board of Directors. If the Annual Meeting is postponed or adjourned, your Common Stock may be voted by the persons named in the Proxy Card on the new Annual Meeting dates as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Annual Meeting.

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy you must either advise the Company’s Secretary in writing before your Common Stock has been voted at the Annual Meeting, deliver a later-dated proxy, or attend the Annual Meeting and vote your shares in person. Attendance at the Annual Meeting will not in itself constitute revocation of your proxy.

If you hold your Common Stock in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement.

Participants in the Fidelity Bancorp, Inc. Employee Stock Ownership Plan

If you are a participant in the Fidelity Bancorp, Inc. Employee Stock Ownership Plan (the “ESOP”), you will receive a voting instruction form that reflects all shares you may vote under the ESOP. Under the terms of the ESOP, all shares held by the ESOP are voted by the ESOP trustees, but each participant in the ESOP may direct the trustees on how to vote the shares of Common Stock allocated to his or her account. Unallocated shares and allocated shares for which no timely voting instructions are received will be voted by the ESOP trustees in the same proportion as the shares for which the trustees have received timely voting instructions, provided that in the absence of any voting directions as to allocated stock, the Board of Directors will direct the ESOP trustees as to the voting of all shares of stock in the ESOP. The deadline for returning your voting instruction form to the ESOP trustees is February 1, 2008.

Vote Required

The Annual Meeting can only transact business if a majority of the outstanding shares of Common Stock entitled to vote is represented at the Annual Meeting. If you return valid proxy instructions or attend the Annual Meeting in person, your shares will be counted for purposes of determining whether there is a quorum even if you withhold your vote or do not vote your shares at the Annual Meeting. Broker non-votes will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not have discretionary voting power with respect to the agenda item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or vote in favor of all nominees except nominees you specify as to which you withhold your vote. There is no cumulative voting in the election of directors. Directors must be elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

PRINCIPAL HOLDERS OF OUR COMMON STOCK

Persons and groups beneficially owning in excess of 5% of the Common Stock are required to file reports regarding their beneficial ownership with the Securities and Exchange Commission. A person is the beneficial owner of any shares of Common Stock over which he or she has or shares voting or investment power or which he or she has the right to acquire at any time within 60 days from the Record Date. The following table sets forth information regarding all persons or groups known to the Company to beneficially own more than 5% of the Common Stock. Unless otherwise noted, the persons or groups listed below have sole voting and investment power with respect to the listed shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock

Fidelity Bancorp, Inc. Employee Stock Ownership Plan 1009 Perry Highway Pittsburgh, PA 15237	271,591 (1)	9.02%

__________

(1)

The Employee Stock Ownership Plan (“ESOP”), has shared voting and dispositive power over 271,591 shares of Common Stock. The Board of Directors has appointed a committee consisting of non-employee Directors Joanne Ross Wilder, Charles E. Nettrour, and Robert F. Kastelic to serve as the ESOP administrative committee (“ESOP Committee”) and to serve as the ESOP trustees (“ESOP Trustees”). The ESOP Committee or the Board instructs the ESOP Trustees regarding investment of ESOP plan assets. The ESOP Trustees must vote all shares allocated to participant accounts under the ESOP as directed by participants. Unallocated shares and shares for which no timely voting direction is received, will be voted by the ESOP Trustees as directed by the ESOP Committee. As of the Record Date, 244,931 shares have been allocated to participant accounts under the ESOP.

PROPOSAL I - ELECTION OF DIRECTORS

The Board of Directors currently consists of nine members, each of whom also serves as a director of our principal subsidiary, Fidelity Bank, PaSB (the “Bank”). Our Articles of Incorporation require directors to be divided into three classes, as nearly equal in number as possible with one class standing for election at each annual meeting. Directors serve for terms of three years each or until their successors are elected and qualified. Three directors will be elected at the Annual Meeting.

The Board of Directors has nominated Charles E. Nettrour, William L. Windisch and J. Robert Gales (collectively, the “Nominees”) for election as directors at the Annual Meeting to serve for terms of three years each or until their successors have been elected and qualified. The Nominees currently serve as directors of the Company. Each of the Nominees has agreed to serve, if elected.

The persons named as proxies in the enclosed proxy card intend to vote FOR the election of the Nominees, unless the proxy card is marked to indicate that such authorization is expressly withheld. Should one or more of the Nominees withdraw or be unable to serve (which the Board of Directors does not expect) or should any other vacancy occur in the Board of Directors, it is the intention of the persons named in the enclosed proxy card to vote FOR the election of such persons as may be recommended by the Board of Directors. If there are no substitute nominees, the size of the Board of Directors may be reduced.

The following table sets forth each nominee’s and continuing director’s name, positions with the Company, age, the year he or she first became a director, the year in which his or her current term will expire and the number of shares and percentage of the Common Stock he or she beneficially owned on the Record Date. The following table also sets forth, for all executive officers and directors as a group and for each executive officer, the number of shares and the percentage of the Common Stock outstanding  beneficially owned on the Record Date.

Name and Position	Age (1)	Year First Elected Director (2)	Current Term to Expire	Shares of Common Stock Beneficially Owned as of Record Date (3)		Percent of Class

BOARD NOMINEES FOR TERM TO EXPIRE IN 2011

Charles E. Nettrour Director	75	1987	2008	121,505	(4)(6)	4.00%
William L. Windisch Director, Chairman of the Board	74	1958	2008	70,786		2.33%
J. Robert Gales Director	72	1984	2008	120,946	(8)	3.98%

DIRECTORS CONTINUING IN OFFICE

Richard G. Spencer Director, President and Chief Executive Officer	60	2001	2009	93,177	(5)	3.06%
Joanne Ross Wilder Director	64	1996	2009	16,645	(4)	*
Christopher S. Green Director	58	2005	2009	7,574	(7)	*
Robert F. Kastelic Director	73	1990	2010	36,733	(4)	1.21%
Oliver D. Keefer Director	64	1987	2010	59,098		1.95%
Donald J. Huber Director	49	2005	2010	5,433		*

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Michael A. Mooney Executive Vice President	53	—	—	54,898	(9)	1.81%
Lisa L. Griffith Chief Financial Officer	40	—	—	16,358		*
Anthony F. Rocco Senior Vice President	47	—	—	28,343	(10)	*
Sandra L. Lee Senior Vice President	45	—	—	25,703		*

All directors, nominees and executive officers as a group (13 persons)				657,199		20.17%

___________

*	Less than 1% of the Common Stock outstanding.
(1)	As of September 30, 2007.
(2)	Includes terms as a director of the Bank prior to the formation of the Company in 1993. All directors of the Company currently serve as directors of the Bank.
(3)

Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares. Includes shares of Common Stock which may be acquired within 60 days pursuant to the exercise of outstanding stock options. The amounts of such shares included above are as follows: J. Robert Gales – 24,466; Christopher S. Green – 3,800; Donald J. Huber – 2,333; Robert F. Kastelic – 24,466; Oliver D. Keefer – 16,102; Charles E. Nettrour – 24,466; Richard G. Spencer – 35,960; Joanne Ross Wilder – 13,165; William L. Windisch – 30,799; Michael A. Mooney – 29,454; Lisa L. Griffith – 10,437; Anthony F. Rocco – 19,936; and Sandra L. Lee – 11,768. Includes shares allocated to the ESOP accounts of the following persons: William L. Windisch (31,059 shares); Richard G. Spencer (26,155 shares); Michael A. Mooney (14,178 shares); Lisa L. Griffith (5,712 shares); Anthony F. Rocco (6,386 shares) and Sandra L. Lee (12,049 shares).

(4)

Excludes 271,591 shares held under the ESOP for which such individual serves as an ESOP Trustee or as a member of the ESOP Committee. Such individuals disclaim beneficial ownership with respect to shares held in a fiduciary capacity.

(5)	Includes 16,456 shares owned jointly with his spouse, 13,986 shares owned by his spouse and 620 shares owned by his children.
(6)	Includes 44,650 shares owned by spouse.
(7)	Includes 1,892 shares owned by his spouse.
(8)	Includes 48,304 shares owned solely by his spouse and 48,176 shares held by J. R. Gales & Associates Profit Sharing Plan.
(9)	Includes 9,976 shares owned jointly with his spouse.
(10)	Includes 2,021 shares owned jointly with his spouse.

Biographical Information

The principal occupation during the past five years of each nominee, director and executive officer of the Company is set forth below.

Nominees For Director:

Charles E. Nettrour retired as the President and Chief Executive Officer of Martin & Nettrour, Incorporated, an insurance brokerage and consulting firm in Pittsburgh, Pennsylvania and also of Retirement Designs Unlimited, Inc., retirement plan specialists in Pittsburgh, Pennsylvania in 2006.

William L. Windisch is Chairman of the Board of the Company and the Bank. Mr. Windisch retired as Chief Executive Officer of the Company and Bank on December 31, 2002 after serving with the Bank for 47 years.

J. Robert Gales is President and owner of J.R. Gales & Associates, a civil engineering consulting firm in Pittsburgh, Pennsylvania.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FORTHE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR.

Continuing Directors:

Richard G. Spencer was appointed Chief Executive Officer of the Company and the Bank on January 1, 2003. Since January 1, 2001, Mr. Spencer had served as President and Chief Operating Officer of the Company and Bank. Prior to January 1, 2001, Mr. Spencer served as Chief Financial Officer and Treasurer of the Company and Bank.

Joanne Ross Wilder is President of Wilder & Mahood, P.C., a legal services firm in Pittsburgh, Pennsylvania.

Christopher S. Green is the managing partner of Green & Bridges, LLP, a public accounting firm headquartered in Carnegie, Pennsylvania. He is also a registered securities representative with Royal Alliance Associates, Inc. in Carnegie, Pennsylvania. He currently serves as President of the Carnegie Community Development Corporation.

Robert F. Kastelic retired as the President and Chief Executive Officer of X-Mark/CDT, a precision metal manufacturer in Washington, Pennsylvania, in 2002.

Oliver D. Keefer is owner of Ralph E. Lane, P.C., certified public accountants in Zelienople, Pennsylvania.

Donald J. Huber is President of Allegheny Plywood Company, Inc., a building products supplier in Pittsburgh, Pennsylvania; a partner of Allegheny Panel Products, a manufacturer of industrial plywood in Pittsburgh, Pennsylvania; and a partner of APCO Management, a real estate acquisition firm in Pittsburgh, Pennsylvania.

Executive Officers Who Are Not Directors:

Michael A. Mooney is the Executive Vice President of the Company and Bank and the Chief Lending Officer and Sales Manager of the Bank.

Lisa  L. Griffith has been Chief Financial Officer of the Company and Bank since March 2001. Previously, Ms. Griffith was Senior Assistant Vice President/Audit Manager of Parkvale Bank from January 2000 to March 2001 and was Vice President and Controller of the Bank from October 1996 to December 1999. Ms. Griffith is a certified public accountant.

Anthony F. Rocco is the Senior Vice President Community Banking for the Bank, a position he has held since June 1997.

Sandra L. Lee is the Senior Vice President Operations for the Bank, a position she has held since June 1997.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that Directors J. Robert Gales, Christopher S. Green, Donald J. Huber, Robert F. Kastelic, Oliver D. Keefer, Charles E. Nettrour and Joanne Ross Wilder are independent under the independence standards of The Nasdaq Stock Market on which the Common Stock is currently listed. In determining the independence of directors, the Board of Directors considered the deposit and loan relationships which various directors have with Fidelity Bank and certain business relationships between Fidelity Bank and organizations in which certain directors have an interest. There are no members of the Audit Committee who do not meet the independence standards of The Nasdaq Stock Market for Audit Committee members and no members of the Audit Committee are serving under any exceptions to these standards.

Meetings and Attendance

During the fiscal year ended September 30, 2007, the Company’s Board of Directors held 13 meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and meetings of committees of which he or she was a member during the period of their service. The Company encourages directors to attend annual meetings of stockholders. All directors, but two, attended the 2007 Annual Meeting of Stockholders.

Committees of the Board of Directors

In addition to other committees, the Board of Directors maintains standing audit and compensation committees.

Audit Committee. The Audit Committee is comprised of non-employee Directors Gales, Green, Huber, Kastelic, Keefer, Nettrour and Wilder. The Board of Directors has determined that each of the members of the Audit Committee is independent in accordance with the rules of The Nasdaq Stock Market and meets the requirements of The Nasdaq Stock Market for financial sophistication. The Board of Directors have adopted a written audit committee charter which is reviewed on an annual basis and is attached to this Proxy Statement as Appendix A. A current copy of the Audit Committee Charter isnot available on our website. The Audit Committee is a standing committee and reviews the records and affairs of the Company and the Bank to determine its financial condition, reviews with management and the independent auditors the systems of internal control, and monitors the Company’s and the Bank’s adherence in accounting and financial reporting to generally accepted accounting principles. The Audit Committee met five times during the 2007 fiscal year.

Compensation Committee. The Compensation Committee is comprised of Directors Gales, Green, Huber, Kastelic, Keefer, Nettrour and Wilder. This standing committee has the responsibility of reviewing the compensation paid by the Company and the Bank. The Board of Directors has notadopted a charter for the Compensation Committee. The compensation of the Chief Executive Officer is recommended to the Board by a majority of the independent directors. The Chief Executive Officer is not present when his compensation is discussed. The Committee met five times during the 2007 fiscal year.

Audit Committee Financial Expert

The Board of Directors has determined that Mr. Green is an Audit Committee Financial Expert within the meaning of the regulations of the Securities and Exchange Commission. Mr. Green is independent within the meaning of the listing requirements of The Nasdaq Stock Market.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Directors Gales, Green, Huber, Kastelic, Keefer, Nettrour, and Wilder, all of whom are non-employee directors. No member of the Compensation Committee was an officer or employee of the Company during the last fiscal year, was formerly an officer of the Company or had any relationship with the Company or its subsidiaries that requires disclosure as a related party transaction under Securities and Exchange Commission regulations. No compensation committee member or other director of the Company is an executive officer of a company or other entity on whose board of directors or compensation committee an executive officer of the Company is a member.

Director Nomination Process

The full Board of Directors acts as a nominating committee for the selection of management’s nominees for director. The Board of Directors believes that it is appropriate for the full Board of Directors to act as a nominating committee since a majority of the Board of Directors consists of persons who are independent as defined in the independence standards of The Nasdaq Stock Market and, by resolution of the Board of Directors, nominees must be recommended by a majority of the independent directors. The Board of Directors will consider candidates recommended by stockholders. The Board of Directors has not adopted a separate charter for when it acts as a nominating committee. The Board of Directors met one time as a Nominating Committee during fiscal year 2007.

The Board of Directors considers candidates for director suggested by its members, as well as by management and stockholders. The Board of Directors has not received any stockholder recommendations of director candidates for this annual meeting or otherwise. A stockholder who desires to recommend a prospective nominee for the Board should notify the Company’s Secretary or the Chairman of the Board in writing with whatever supporting material the stockholder considers appropriate. The Board also considers whether to nominate any person nominated pursuant to the provisions of the Company’s articles of incorporation relating to stockholder nominations, which is described under “Stockholder Proposals" below. The Board of Directors has the authority and ability to retain a search firm to identify or evaluate potential nominees if it so desires.

The Board of Directors has adopted a resolution setting forth the various criteria to consider in selecting individuals for nomination as a director including: (a) ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a “financial expert,” as that term is defined by the rules of the Securities and Exchange Commission), local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially. The Board also may consider the extent to which candidates would fill a present need on the Board of Directors.

Once the Board of Directors has identified a potential nominee, the Board makes an initial determination as to whether to conduct a full evaluation of the candidates. This initial determination is based on whatever information is provided to the Board with the recommendation of the prospective candidate, as well as the board member’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others.

Communication with Board of Directors

Stockholders wishing to communicate with the Board of Directors or a member thereof should address their communications c/o Secretary, Fidelity Bancorp, Inc., 1009 Perry Highway, Pittsburgh, Pennsylvania 15237.

COMPENSATION DISCUSSION AND ANALYSIS

Under the supervision of the Board of Directors and the Compensation Committee, the Company has developed and implemented compensation policies, plans and programs that seek to enhance the profitability of the Company and stockholders by aligning the financial interests of the Company’s employees, including its executive officers, with the long-term interest of its stockholders.

Compensation Philosophy and Strategy. The executive compensation program of the Company is designed to attract and retain qualified and experienced officers by being market competitive and, at the same time, helping us balance our overall compensation costs with our need to achieve appropriate levels of profitability and shareholder returns. Our objective is to offer a balanced mix of compensation that incorporates the following key components: an annual base salary; a potential annual cash bonus; long-term equity awards consisting of stock options and/or restricted stock awards, which are designed to retain executive officers and align their compensation with our shareholders’ interests; retirement income opportunities; and certain other benefits that are typically offered to executives in comparable corporations. We do not target any specific relationship between an executive officer’s cash and non-cash compensation because of the limited amount of non-cash compensation. We do strive to offer a market competitive total compensation opportunity for our executive officers while striving to maintain appropriate levels of expense controls and long-term shareholder returns.

In determining our level of compensation paid to our executive officers, the Compensation Committee reviews the compensation of executive officers reported by other publicly traded financial services companies, including savings banks and thrifts, with between $400 million to $1 billion in assets, with primary attention given to companies located in Pennsylvania, New York, New Jersey and Ohio. The

Committee also considers additional sources of compensation data including the L.R. Weber salary survey for banks and thrifts in Pennsylvania. In reviewing such information, we do not specifically benchmark our compensation programs for our executive officers to specific metrics or a pre-defined peer group of companies, but rather, we use this available information to understand market competitive factors and trends.

Base Salary. Annual base salaries for all executive officers are generally set at competitive levels. The salary ranges for each position are determined by evaluating the responsibilities and accountabilities of the position and comparing it with other executive officer positions in similarly sized financial services companies in our geographically defined area. We also review internal pay comparisons based upon job responsibilities and accountabilities, as well as consideration for years of service with the Company and within the industry. The Company typically reviews and adjusts the base salary of each executive officer, including the president and chief executive officer, annually, with any change to be effective January 1. This review takes into account the Company’s and the individual’s performance, as well as any changes in the individual executive officer’s responsibilities during the most recent year.

Bonus. We provide our executive officers cash incentives to recognize and reward the achievement of Company performance goals; however, bonuses are discretionary and contain subjective components. In general, each named executive officer has a baseline bonus percentage of annual salary that will be paid if Company income targets are met. This baseline percentage is adjusted up or down by the relationship of actual to targeted income. In addition, the bonus amount may also be adjusted up or down to reflect the attainment of individual performance objectives. In fiscal 2007, the following were the baseline bonus percentages, the actual bonus percentage paid and the bonus amount of the named executive officers:

Executive	Baseline Percentage	Actual Percentage	Bonus Paid
Richard G. Spencer	22.5%	19.1%	$35,544
Michael A. Mooney	20.0%	17.0%	$24,348
Lisa L. Griffith	15.0%	15.0%	$13,825
Anthony F. Rocco	15.0%	12.7%	$11,541
Sandra L. Lee	15.0%	15.0%	$13,077

Long-Term Equity Compensation. Stock option awards provide compensation if the value of the Company’s stock increases following the date of grant. Restricted stock awards provide compensation if the Company’s stock maintains its value, and increased compensation if the value of the Company’s stock increases. We have not yet issued any restricted stock awards, although we are permitted to do so under an approved plan. Stock option grants vest in one-third increments over three years, thus encouraging executive officer longevity. Our stockholders have previously approved our equity compensation plan.

Retirement Income Opportunity. Each executive officer’s total compensation package further includes benefits under the Company’s broad-based 401(k) Savings Plan and Employee Stock Ownership Plan (“ESOP”), which are available to all employees, supplemental executive retirement plans (“SERP”) and employment agreements or change-in-control agreements. These benefits foster the retention and stability of our executive management team. SERP’s exist to provide executive officers additional financial incentives in the form of deferred compensation and encouragement to continue service to the Company through the benefits vesting schedule.

The Company maintains SERP’s for the named executive officers. The plans provide for a target retirement benefit at age 65 of 70% of the projected final base salary in effect at that time. The amount of such benefit is reduced by estimated Social Security payments to be received and the value of the other

Company sponsored retirement plans, the 401(k) Savings Plan and the ESOP, that the executive accrues a benefit under. Benefits are payable for a 15-year period.

Employment agreements or change-in-control agreements have been entered into with the executive officers. These agreements are reviewed annually by the full board of directors. The purpose of the agreements is to retain for the benefit of the Company and the Bank the talents of officers who are integral to the development and implementation of the Company’s business. Such agreements provide for termination benefits in the event of such executives’ termination or in the event of the occurrence of certain events. The severance payments are intended to align the executive officers’ and the stockholders’ interests by enabling executive officers to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transaction may jeopardize the executive officers’ own employment or impose financial hardship on him or her. The Employment Agreements between the Bank and Mr. Spencer and Mr. Mooney provide for a one year severance payment in the event of the involuntary termination of employment of the executive, absent termination for “cause” and a payment equal to three years of compensation in a lump-sum in the event of a change of control transaction. The change in control agreements provide for a payment of two years of compensation in a lump-sum in the event of a change of control transaction. It is intended that any payments made following a change in control transaction will be limited to tax-deductible payments by the Company in accordance with Section 280G of the Internal Revenue Code (“Code”).

When reviewing the performance of executive officers other than Mr. Spencer, the Compensation Committee considers his views. Mr. Spencer generally attends meetings of the Compensation Committee, but is not present when his compensation is discussed.

Administration of Compensation Program

The Compensation Committee of the Company is responsible for the administration of the compensation program of the President and Chief Executive Officer and the other executive officers. The Compensation Committee meets in December of each year to determine annual salary adjustments, cash bonus awards and stock option awards for the executive officers. The Company does not have a formal policy addressing each specific type of compensation.

The Committee does consider a variety of factors as it evaluates compensation for each officer, including:

•	Overall company performance as compared to budget and prior year's performance;
•	Bank regulatory compliance and examination results;
•	Bank performance metrics, including return on assets, return on equity, charge-offs, level of non-performing loans and efficiency ratio; and
•	The individual achievements of each officer in their respective areas of responsibility.

Annual salary increases are generally made in amounts deemed necessary to maintain the competitiveness of the salary structure. Absent a material increase in duties or a significant change in the economic or competitive environment, salaries are not increased materially from year to year.

Mr. Spencer meets with the Compensation Committee to discuss the performance evaluations of each of the executive officers excluding himself, and presents his recommendations. Mr. Spencer is not present for any discussion involving his own compensation.

The Compensation Committee establishes specific bonus amounts for each executive officer based on performance. The Company has never been required to materially adjust or restate its reported earnings, and it does not have a policy regarding the adjustment or recovery of bonuses in such an event.

The Board of Directors believes that equity-based compensation is important in aligning the interests of management with those of shareholders and has established the ESOP and various equity compensation plans permitting the award of stock options and stock awards to help facilitate this objective. Although each of the executive officers has a substantial personal investment in the Company’s Common Stock, the Board of Directors does not have formal equity ownership requirements or guidelines for executive officers.

Committee Review of Executive Compensation

In making its recommendations regarding executive compensation at calendar year-end 2006, the Compensation Committee was influenced by several positive factors. Primary among these were the financial condition and performance of the Company in light of current economic conditions, as well as the increasingly competitive market in which the Company operates and the efforts of the Company’s executive officers to generate revenues and implement cost reduction strategies. Additional accomplishments, less measurable in quantitative form but of equal importance to the Company and the Bank, included individual performance, advances in strategic direction and regulatory compliance.

The following summarizes the Compensation Committee’s involvement in the compensation decisions and policies adopted by the Bank and the Company for executive officers generally, and for the President and Chief Executive Officer, Richard G. Spencer, in particular, during the fiscal year ended September 30, 2006. The Committee is responsible for conducting periodic reviews of the executive compensation of senior executives, including President and Chief Executive Officer Richard G. Spencer. The Committee determines salary levels for senior executives and other officers and amounts of cash bonuses to be distributed to those individuals, if and as appropriate. Awards to senior management and key employees under the Company’s equity compensation plans are determined by the Compensation Committee based upon an annual review of Company performance, past equity awards, current compensation expense and competitive compensation information.

Based upon these performance factors, the Company’s executive officers were awarded salary increases to be effective as of January 1, 2007, and bonuses paid in December 2006.

Compensation of the Chief Executive Officer

In assessing appropriate types and amounts of compensation for the Chief Executive Officer, the Board evaluates both corporate and individual performance. Corporate performance measures utilized in evaluating the Chief Executive Officer’s performance include: corporate performance measured against the annual budget, return on equity, net income growth and deposit growth. Individual factors include the Chief Executive Officer’s initiation and implementation of successful business strategies; maintenance of an effective management team; and various personal qualities, including leadership, commitment, and professional and community standing.

After reviewing the Company’s fiscal year results for the period ended September 30, 2006, as well as his individual performance contributions, the Compensation Committee concluded that the Chief Executive Officer, Richard G. Spencer, performed during the 2006 fiscal year in accordance with the Board’s previously approved business plan. The Company generated earnings and business growth in accordance with the Company’s budget and operating plans. The Compensation Committee believes that Mr. Spencer has made significant contributions to the ongoing success of the Company and the Bank, and continues to set the stage for future earnings in the ever-competitive banking market in the Pittsburgh, Pennsylvania area.

Tax Deductibility of Executive Compensation

Under Section 162(m) of the Code, companies are subject to limits on the deductibility of executive compensation. Deductible compensation is limited to $1 million per year for each executive officer listed in the summary compensation table. Compensation that is “performance-based” under the Code’s definition is exempt from this limit. Stock option grants are intended to qualify as performance-based compensation.

The Compensation Committee does not have a formal policy with respect to the payment of compensation in excess of the deduction limit. The Compensation Committee’s practice is to structure compensation programs offered to the executive officers with a view to maximizing the tax deductibility of amounts paid. However, in structuring compensation programs and making compensation decisions, the Committee considers a variety of factors, including the Company’s tax position, the materiality of the payment and tax deductions involved and the need for flexibility to address unforeseen circumstances. After considering these factors, the Committee may decide to authorize payments, all or part of which would be nondeductible for federal tax purposes.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee
Charles E. Nettrour, Chairman J. Robert Gales Christopher S. Green Donald J. Huber Robert F. Kastelic Oliver D. Keefer Joanne Ross Wilder

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned during the last fiscal year by our principal executive officer, our principal financial officer and by the three other most highly compensated executive officers whose total compensation (excluding compensation attributable to non-qualified deferred compensation earnings) during the fiscal year ended September 30, 2007 exceeded $100,000 for services rendered in all capacities to Fidelity Bancorp, Inc. and Fidelity Bank PaSB.

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2)	All Other Compensation		Total

Richard G. Spencer President and Chief Executive Officer	2007	$195,641	$35,544	$6,817	$76,487	$36,014	(3)	$350,503

Michael A. Mooney Executive Vice President and Chief Lending Officer	2007	$147,910	$24,348	$4,868	$34,088	$25,855	(4)	$237,069

Lisa L. Griffith Senior Vice President and Chief Financial Officer	2007	$97,586	$13,825	$3,896	$8,223	$7,941	(5)	$131,471

Anthony F. Rocco Senior Vice President Community Banking	2007	$92,705	$11,541	$3,896	$13,856	$11,930	(6)	$133,928

Sandra L. Lee Senior Vice President Operations	2007	$90,166	$13,077	$3,896	$1,970	$7,447	(7)	$116,556

___________

(1)

Based on the amount recognized as expense for financial reporting purposes during the fiscal year. The value of stock options was computed using the fair market value at the grant date under SFAS 123 (R). Assumptions used in the calculation of these amounts are included in Note 13 to the Company’s audited financial statements included in the Annual Report on Form 10-K.

(2)	Consists of the increase in the present value of benefits under the SERP Plans for the named executive officer.
(3)

Figure given includes 401(k) match of $5,894, the value of personal use of a Company car of $9,942, supplemental medical insurance of $4,244, contribution to their ESOP account of $10,419 and country club dues of $5,515.

(4)	Figure given includes 401(k) match of $3,725, the value of personal use of a Company car of $6,481, supplemental medical insurance of $7,720, and contribution to their ESOP account of $7,929.
(5)	Figure given includes 401(k) match of $2,928 and contribution to their ESOP account of $5,013.
(6)	Figure given includes 401(k) match of $2,806, the value of personal use of a Company car of $4,295 and contribution to their ESOP account of $4,829.
(7)	Figure given includes 401(k) match of $2,705 and contribution to their ESOP account of $4,742.

Grants of Plan-Based Awards. The following table sets forth certain information with respect to plan-based awards granted to the Named Executive Officers during fiscal year 2007. In each case, the exercise price was equal to the closing market price of the Common Stock on the date of grant.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (1)

Richard G. Spencer	12/31/06	3,500	$18.64	$11,585
Michael A. Mooney	12/31/06	2,500	$18.64	$8,275
Lisa L. Griffith	12/31/06	2,000	$18.64	$6,620
Anthony F. Rocco	12/31/06	2,000	$18.64	$6,620
Sandra L. Lee	12/31/06	2,000	$18.64	$6,620

____________

(1)

Grant date fair value determined in accordance with FAS 123 (R). For assumptions used, see Note 13 to the Company’s audited financial statements included in the Annual Report on Form 10-K. The options vest 33% on December 31, 2008, 33% on December 31, 2009 and 34% on December 31, 2010.

Outstanding Equity Awards at Fiscal Year End. The following table sets forth information on an award-by-award basis with respect to outstanding equity awards to the Named Executive Officers at fiscal year end. The Company does not have any stock awards outstanding.

Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date

Richard G. Spencer	5,030 4,024 4,024 3,659 5,123 5,989 4,840 4,801 1,166 --	-- -- -- -- -- -- -- -- 2,334 3,500	(1) (2)	$14.41 10.70 8.23 7.43 11.06 14.27 21.35 22.91 18.87 18.64	12/31/2007 12/31/2008 12/31/2009 12/31/2010 12/31/2011 12/31/2012 12/31/2013 12/31/2011 12/31/2012 12/31/2013

Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date

Michael A. Mooney	5,030 4,024 4,024 3,659 3,659 4,658 3,630 3,300 833 --	-- -- -- -- -- -- -- 1,667 2,500	(1) (2)	$14.41 10.70 8.23 7.43 11.06 14.27 21.35 22.91 18.87 18.64	12/31/2007 12/31/2008 12/31/2009 12/31/2010 12/31/2011 12/31/2012 12/31/2013 12/31/2011 12/31/2012 12/31/2012

Lisa L. Griffith	2,662 3,025 2,750 666 --	-- -- -- 1,334 2,000	(1) (2)	$14.27 21.35 22.91 18.87 18.64	12/31/2012 12/31/2013 12/31/2011 12/31/2012 12/31/2013

Anthony F. Rocco	2,020 3,220 2,928 3,993 3,025 2,750 666 --	-- -- -- -- -- -- 1,334 2,000	(1) (2)	$10.70 8.23 11.06 14.27 21.35 22.91 18.87 18.64	12/31/2008 12/31/2009 12/31/2011 12/31/2012 12/31/2013 12/31/2011 12/31/2012 12/31/2013

Sandra L. Lee	3,993 3,025 2,750 666 --	-- -- -- 1,334 2,000	(1) (2)	$14.27 21.35 22.91 18.87 18.64	12/31/2012 12/31/2013 12/31/2011 12/31/2012 12/31/2013

___________
(1)	Options vest at a rate of 50% on December 31, 2007 and 50% on December 31, 2008.
(2)	Options vest at a rate of 33% on December 31, 2007, 33% on December 31, 2008 and 33% on December 31, 2009.

Option Exercises. The following table sets forth information regarding options exercised by the Named Executive Officers during the fiscal year ended September 30, 2007.

	Option Awards
Name	Number of Shares Acquired On Exercise	Value Realized on Exercise (1)

Richard G. Spencer	5,919	$57,979
Michael A. Mooney	5,919	57,356
Lisa L. Griffith	--	--
Anthony F. Rocco	1,840	14,973
Sandra L. Lee	4,024	18,301

__________
(1) Based on the difference between the exercise price and the fair market value of the Common Stock underlying the option on the date of exercise.

Pension Benefits. We maintain a Supplemental Executive Retirement Plan (“SERP”) for selected officers, including the named executive officers. The SERP provides the participants with a target retirement benefit at age 65 of 70% of the final projected base salary in effect at that time, reduced by estimated Social Security payments to be received and the value of the other Company-sponsored retirement plans, the 401(k) Savings Plan and the ESOP. Benefits are payable for a 15-year period. The executive becomes vested and eligible for an early retirement benefit at the later of attaining age 55 or completing 15 years of service. Mr. Spencer is currently vested and eligible for an early retirement benefit of $29,504 payable annually for 15 years. Annual benefits payable to Messrs. Spencer, Mooney, Rocco, and Ms. Griffith and Ms. Lee upon their normal retirement are $70,000, $84,000, $60,000, $60,000 and $10,000, respectively. The SERP also provides for a lump sum payment to the named executive officers upon a change in control. As of September 30, 2007, the amounts payable under such an occurrence to Messrs. Spencer, Mooney, Rocco, and Ms. Griffith and Ms. Lee are $277,619, $169,446, $70,417, $23,166 and $9,886, respectively.

The following table provides information with respect to each defined benefit pension plan in which a Named Executive Officer may receive payments or other benefits at, following, or in connection with retirement.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year

Richard G. Spencer	SERP	15	$337,696	$—
Michael A. Mooney	SERP	15	195,108	—
Lisa L. Griffith	SERP	6	29,124	—
Anthony F. Rocco	SERP	13	80,693	—
Sandra L. Lee	SERP	15	11,343	—

__________
(1) As of September 30, 2007. Based on interest rate assumptions consistent with those used in our financial statements.

Employment and Change-in-Control Agreements. We have entered into employment agreements with President and Chief Executive Officer Richard G. Spencer and Executive Vice President and Chief Lending Officer Michael A. Mooney. The employment agreements have a term of 36 months, and may be extended annually on the anniversary date for an additional twelve months, so that the remaining term shall be 36 months. If an agreement is not renewed, the agreement will expire two years following the anniversary date. The base salaries under the agreements shall be reviewed annually. In addition to base salaries, the agreements provide for, among other things, insurance benefits and participation in other employee and fringe benefits applicable to executive personnel. The agreements provide for termination of the employment of the executive by the Company for cause at any time.

The employment agreements provide for certain payments to the executives in the event the Company terminates the executive’s employment during the term of the agreement for reasons other than cause, disability, retirement or death, each as defined in the agreements. The executive or, in the event of death, his beneficiary would be entitled to severance pay in an amount equal to his base salary as of his date of termination and would also, for a period of twelve months or the date of the executive’s full-time employment by another employer, be entitled to continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements at no cost to the executive. Upon a change in control of the Company, the executive would be entitled to an aggregate cash severance amount in a lump sum equal to 2.99 times the executive’s average annual compensation included in the executive’s gross income for the five taxable years ending before the date on which the date of termination occurs. In addition, the executive would also, for a period ending at the earlier of thirty-six months or the date of the executive’s full-time employment by another employer, be entitled to continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements at no cost to the executive. The agreements provide that the executives will have any payments reduced by the amount necessary to avoid having an excess parachute payment under Section 280G of the Code.

We have entered into change in control agreements with Senior Vice Presidents Griffith, Rocco and Lee. The change in control agreements provide for a term of 36 months, and may be extended annually on the anniversary date for an additional twelve months, so that the remaining term shall be 36 months. If an agreement is not renewed, the agreement will expire two years following the anniversary date. The change of control agreements provide that, in the event of the involuntary termination of the executives’ employment in connection with, or within twenty-four months after, any change in control of the Bank or Company, the executive shall be paid an amount equal to two hundred percent of the taxable compensation paid by the Bank to the executive during the most recently completed calendar year prior to such termination of employment or the date of change in control, whichever is greater. In addition, the agreements provide for continued participation in the Bank’s medical and dental insurance plans for a period of one year. In addition, the executive may voluntarily terminate his/her employment within twelve months following a change in control and be entitled to receive the payments and benefits described above. The agreements provide that the executives will have any payments reduced by the amount necessary to avoid having an excess parachute payment under Section 280G of the Code.

Potential Payments Upon Termination of Employment or Change in Control

Richard G. Spencer. The following table shows the potential payments to Richard G. Spencer, President and Chief Executive Officer, upon an assumed termination of employment or a change in control as of September 30, 2007.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive For Good Reason Absent a Change in Control	Change in Control with Termination of Employment	Death or Disability	Retirement

Accrued leave (1)	$10,768	$10,768	$10,768	$10,768	$10,768	$10,768
Severance payments and benefits:
Cash severance (2)	—	—	200,000	594,316	—	—
Medical benefits (3)	—	—	10,661	31,983	31,983	—
SERP (4)	277,619	—	277,619	277,619	277,619	277,619
Other welfare benefits (5)	—	—	916	2,748	1,262	—
Equity awards (6)	—	—	—	—	—	—
Total payments and benefits	$288,387	$10,768	$499,964	$917,434	$321,631	$288,387

Michael A. Mooney. The following table shows the potential payments to Michael A. Mooney, Executive Vice President and Chief Lending Officer, upon an assumed termination of employment or a change in control as of September 30, 2007.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive For Good Reason Absent a Change in Control	Change in Control with Termination of Employment	Death or Disability	Retirement

Accrued leave (1)	$4,038	$4,038	$4,038	$4,038	$4,038	$4,038
Severance payments and benefits:
Cash severance (2)	—	—	150,000	462,871	—	—
Medical benefits (3)	—	—	10,661	31,893	31,983	—
SERP (4)	—	—	—	169,446	169,446	—
Other welfare benefits (5)	—	—	880	2,640	1,262	—
Equity awards (6)	—	—	—	—	—	—
Total payments and benefits	$4,038	$4,038	$165,579	$670,888	$206,732	$4,038

Lisa L. Griffith. The following table shows the potential payments to Lisa L. Griffith, Senior Vice President and Chief Financial Officer, upon an assumed termination of employment or a change in control as of September 30, 2007.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive For Good Reason Absent a Change in Control	Change in Control with Termination of Employment	Death or Disability	Retirement

Accrued leave (1)	$1,538	$1,538	$1,538	$1,538	$1,538	$1,538
Severance payments and benefits:
Cash severance (2)	—	—	—	211,706	—	—
Medical benefits (3)	—	—	—	15,991	—	—
SERP (4)	—	—	—	23,166	23,166	—
Other welfare benefits (5)	—	—	—	—	—	—
Equity awards (6)	—	—	—	—	—	—
Total payments and benefits	$1,538	$1,538	$1,538	$252,401	$24,704	$1,538

Anthony F. Rocco. The following table shows the potential payments to Anthony F. Rocco, Senior Vice President – Community Banking, upon an assumed termination of employment or a change in control as of September 30, 2007.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive For Good Reason Absent a Change in Control	Change in Control with Termination of Employment	Death or Disability	Retirement

Accrued leave (1)	$3,062	$3,062	$3,062	$3,062	$3,062	$3,062
Severance payments and benefits:
Cash severance (2)	—	—	—	203,890	—	—
Medical benefits (3)	—	—	—	15,991	—	—
SERP (4)	—	—	—	70,417	70,417	—
Other welfare benefits (5)	—	—	—	474	—	—
Equity awards (6)	—	—	—	—	—	—
Total payments and benefits	$3,062	$3,062	$3,062	$303,834	$73,479	$3,062

Sandra L. Lee. The following table shows the potential payments to Sandra L. Lee, Senior Vice President – Operations, upon an assumed termination of employment or a change in control as of September 30, 2007.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive For Good Reason Absent a Change in Control	Change in Control with Termination of Employment	Death or Disability	Retirement

Accrued leave (1)	$2,463	$2,463	$2,463	$2,463	$2,463	$2,463
Severance payments and benefits:
Cash severance(2)	—	—	—	200,250	—	—
Medical benefits(3)	—	—	—	15,991	—	—
SERP (4)	—	—	—	9,886	9,886	—
Other welfare benefits (5)	—	—	—	474	—	—
Equity awards (6)	—	—	—	—	—	—
Total payments and benefits	$2,463	$2,463	$2,463	$229,064	$12,349	$2,463

_____________

(1)

Employees are credited with vacation time each calendar year based on position and tenure. If an employee terminates employment during the year, he is paid for any unused vacation time. Employees are unable to carry over to the following year any unused vacation time. The amount shown represents each executive’s accrued but unused vacation time as of September 30, 2007, assuming the unused vacation time is paid upon a termination of employment.

(2)

In the Involuntary Termination Without Cause column, for Mr. Spencer and Mr. Mooney, an amount equal to the executive’s current base salary payable in a lump sum or twelve equal monthly installments. In the Change in Control column, for Mr. Spencer and Mr. Mooney represents 2.99 times the executive’s average annual compensation included in the executive’s gross income for the five taxable years ending before the date on which termination occurs payable in a lump sum. For Ms. Griffith, Mr. Rocco and Ms. Lee, the amount represents two hundred percent of the taxable compensation paid to the executive during the most recently completed calendar year, payable either in a lump sum or 24 equal monthly installments.

(3)

In the Involuntary Termination Without Cause column, for Mr. Spencer and Mr. Mooney, the estimated cost of providing, at no cost to the executive, continued medical insurance coverage for a period of 12 months from the executive’s termination date. The benefits will be discontinued if the executive obtains full-time employment with a subsequent employer, which provides substantially similar benefits. In the Change in Control column, for Mr. Spencer and Mr. Mooney, the estimated cost of providing, at no cost to the executive, continued medical insurance coverage for a period of 36 months from the executive’s termination date. The benefits will be discontinued if the executive obtains full-time employment with a subsequent employer, which provides substantially similar benefits. In the Death or Disability column for Mr. Spencer and Mr. Mooney, the estimated cost of providing, in the event of the executive’s death, to his surviving spouse and dependent children, continuing medical benefits for a period of 36 months at no cost to the surviving spouse. For Ms. Griffith, Mr. Rocco and Ms. Lee, the amount represents the estimated cost of providing, at no cost to the executive, continued medical insurance coverage for a period of 12 months from the executive’s termination date.

(4)

For Mr. Spencer, in the Voluntary Termination column and the Involuntary Termination Without Cause column, and in case of death, the amount would be paid over 15 years. In the Change in Control column and in case of disability, the amount would be paid in a lump sum. For Mr. Mooney, Ms. Griffith, Mr. Rocco and Ms. Lee, in the Change in Control column and in case of disability, the amount would be paid in a lump sum. In the event of death, the amount would be paid over 15 years.

(5)

In the Involuntary Termination Without Case column, for Mr. Spencer and Mr. Mooney, the estimated cost of providing, at no cost to the executive, continued participation in all vision, dental, life, accident and long-term disability insurance coverage for a period of 12 months from the executive’s termination date. The benefits will be discontinued if the executive obtains full-time employment with a subsequent employer, which provides substantially similar benefits. In the Change in Control column, for Mr. Spencer and Mr. Mooney, the estimated cost of providing, at no cost to the executive, continued participation in all vision, dental, life, accident and long-term disability insurance coverage for a period of 36 months from the executive’s termination date. The benefits will be discontinued if the executive obtains full-time employment with a subsequent employer, which provides substantially similar benefits. In the Death and Disability column, for Mr. Spencer and Mr. Mooney, the estimated cost of providing, in the event of the executive’s death, to his surviving spouse and dependent children, vision and dental benefits for a period of 36 months at no cost to the surviving spouse. For Ms. Griffith, Mr. Rocco and Ms. Lee, the amount represents the estimated cost of providing, at no cost to the executive, continued participation in all dental insurance coverage for a period of 18 months from the executive’s termination date.

(6)

At September 30, 2007, Messrs. Spencer, Mooney and Rocco and Ms. Griffith and Ms. Lee had unvested options of 5,834, 4,167, 3,334, 3,334 and 3,334 shares, respectively, which would vest upon their death or disability or a change-in-control of the Company. All of the options were out-of-the money on that date. Vested stock options held by Messrs. Spencer, Mooney and Rocco, and Ms. Griffith and Ms. Lee had a value of approximately $113,693, $105,556, $51,017, $3,274 and $4,911, respectively, based on the September 28, 2007 closing price of $15.50 per share. The Company has not granted any restricted stock awards.

DIRECTOR COMPENSATION

Set forth below is a table providing information concerning the compensation of the directors of Fidelity Bancorp, Inc. who are not Named Executive Officers for the last completed fiscal year (2007).

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total

J. Robert Gales	$28,833	$—	$7,699	(2)	$—	$—		$ 36,532
Christopher S. Green	31,083	—	7,344	(3)	—	—		38,427
Donald J. Huber	30,303	—	4,382	(4)	—	—		34,685
Robert F. Kastelic	25,498	—	7,699	(5)	—	—		33,197
Oliver D. Keefer	31,483	—	7,699	(6)	—	—		39,182
Charles E. Nettrour	31,083	—	7,699	(2)	—	—		38,782
Joanne Ross Wilder	26,488	—	7,699	(7)	—	—		34,187
William L. Windisch	39,000	—	7,699	(8)	27,104(9)	83,220	(10)	157,023

(1)

Reflects expense recognized in accordance with Statement of Financial Accounting Standards No. 123(R) related to grants of stock options under the 2005 Stock-Based Incentive Plan made to each non-employee director. All grants vest pro rata over three years from the date of grant. All non-employee directors, except Mr. Green and Mr. Huber, received grants of 2,200 stock options on February 8, 2005 and 3,000 stock options on December 31, 2005. Mr. Green received grants of 2,200 stock options on March 15, 2005 and 2,500 stock options on December 31, 2005. Mr. Huber received grants of 2,000 stock options on November 15, 2005 and 500 stock options on December 31, 2005. All non-employee directors received grants of 2,000 stock options on December 31, 2006. The full grant date fair value of the awards is set forth below.

Name	Feb. 8, 2005	Mar. 15, 2005	Nov. 15, 2005	Dec. 21, 2005	Dec. 31, 2006	Total

J. Robert Gales	$8,052	$—	$—	$10,080	$6,620	$24,752
Christopher S. Green	—	8,668	—	8,400	6,620	23,688
Donald J. Huber	—	—	6,500	1,680	6,620	14,800
Robert F. Kastelic	8,052	—	—	10,080	6,620	24,752
Oliver D. Keefer	8,052	—	—	10,080	6,620	24,752
Charles E. Nettrour	8,052	—	—	10,080	6,620	24,752
Joanne Ross Wilder	8,052	—	—	10,080	6,620	24,752
William L. Windisch	8,052	—	—	10,080	6,620	24,752

(2)	The individual held 22,067 vested and 4,733 unvested stock options at September 30, 2007.
(3)	The individual held 2,300 vested and 4,400 unvested stock options at September 30, 2007.
(4)	The individual held 833 vested and 3,667 unvested stock options at September 30, 2007.
(5)	The individual held 25,108 vested and 4,733 unvested stock options at September 30, 2007.

(6)	The individual held 13,703 vested and 4,733 unvested stock options at September 30, 2007.
(7)	The individual held 10,766 vested and 4,733 unvested stock options at September 30, 2007.
(8)	The individual held 30,815 vested and 4,733 unvested stock options at September 30, 2007.
(9)	Represents the increase in the present value of benefits under the SERP for the named director.
(10)

Represents $16,309 as the value of a personal use of a company car, $7,930 in medical expenses reimbursed through supplemental health insurance, $9,612 in health insurance premiums, $1,964 in gross-up tax reimbursement for the value of split-dollar life insurance included in compensation, 401(k) match of $405 and $47,000 per year in payments made under a SERP. The SERP payments were effective upon Mr. Windisch’s retirement in December 2002 and provide for payments to Mr. Windisch, or his beneficiary, for fifteen years through December 31, 2017.

Board Fees.  Each director of the Company is also a director of the Bank. During fiscal 2007, non-employee directors of the Company, except Mr. Windisch, received an annual stipend of $16,480. No fees are paid by the Company for attending Board or Committee meetings of the Company, although such meetings are generally held in conjunction with comparable meetings of the Bank for which fees are paid. Directors of the Bank receive $440 for each regular or special Board or committee meeting attended. The Chairman of the Audit Committee receives an additional $350 for each meeting of that committee attended, the Chairman of the Compensation Committee receives an additional $250 for each meeting of that committee attended, and the chairmen of the other committees receive an additional $100 per meeting attended. Mr. Windisch receives $39,000 annually for his service as Chairman of the Company and Bank and for consulting services. Employee directors receive no director’s fees. For the fiscal year ended September 30, 2007, the Company paid a total of $204,771 in director fees.

RELATED PARTY TRANSACTIONS

The Bank offers loans to its directors, officers and employees. However, all of such loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates, collateral and application fees, as those prevailing at the time for comparable transactions with non-affiliated persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Beard Miller Company LLP (“Beard Miller”) served as the Company’s independent public accountant for the fiscal year ended September 30, 2007. The Board of Directors expects to renew the Company’s arrangement with Beard Miller for the fiscal year ended September 30, 2008. The engagement of Beard Miller must first be approved by the Audit Committee. A representative of Beard Miller is expected to be present at the meeting to respond to stockholders’ questions and will have the opportunity to make a statement if the representative so desires.

Fees paid to the Company’s principal accountant for each of the last two fiscal years are set forth below:

Fiscal Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2007	$78,232	$1,886	$7,079	$—
2006	64,049	—	12,396	—

Audit Fees include fees billed (or estimated to be billed) by the Company’s independent auditors for professional services rendered for the audit of the Company’s annual financial statements and reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or services normally provided in connection with statutory and regulatory filings, including out-of-pocket expenses.

Audit-Related Fees include fees billed by the Company’s independent auditors for assurance and related services that are reasonably related to the performance of audit or review services but not included in Audit Fees including assistance with implementation of Section 404 of the Sarbanes-Oxley Act of 2002.

Tax Fees primarily include fees associated with tax audits, tax compliance, tax consulting, as well as tax planning, including out-of-pocket expenses. This category also includes services related to tax disclosure and filing requirements.

All Other Fees are fees billed for professional services other than those listed under Audit Fees, Audit-Related Fees and Tax Fees. Such services consisted of research and consultation on strategic issues.

The Audit Committee has pre-approved all audit and non-audit services provided by the independent auditor and has not adopted pre-approval procedures for this purpose. No portion of non-audit fees during the past two years were approved pursuant to paragraph (c)(7)(i)(c) of Rule 2-01 of Regulation S-X.

AUDIT COMMITTEE REPORT

Review of Audited Financial Statements with Management. The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2007 with the management of the Company.

Review of Financial Statements and Other Matters with Independent Accountant. The Audit Committee discussed with Beard Miller Company LLP (“Beard Miller”), the Company’s independent accountants, the matters required to be discussed by the statement on Auditing Standards No. 61 (Communications with Audit Committees), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from Beard Miller required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with Beard Miller its independence.

Recommendation that Financial Statements be Included in Annual Report. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:

Christopher S. Green, Chairman

J. Robert Gales

Donald J. Huber

Robert F. Kastelic

Oliver P. Keefer

Charles E. Nettrour

Joanne Ross Wilder

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers to file with the Securities and Exchange Commission reports of their beneficial ownership and changes in their beneficial ownership of equity securities of the Company and to furnish the Company with copies of such reports. To the best of the Company’s knowledge, all of the filings by the Company’s directors and executive officers were made on a timely basis during the 2007 fiscal year. The Company is not aware of any beneficial owners of more than ten percent of its Common Stock.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the Company’s proxy statement for the annual meeting of stockholders to be held in 2009, all stockholder proposals must be submitted to the Secretary at the Company’s executive office, 1009 Perry Highway, Pittsburgh, Pennsylvania 15237 on or before September 14, 2008. Under the Company’s bylaws, in order to be considered for possible action by stockholders at the 2009 annual meeting of stockholders, stockholder nominations for director and stockholder proposals not included in the Company’s proxy statement must be submitted to the Secretary of the Company, at the address set forth above, no later than December 15, 2008.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

The Company’s 2007 Annual Report to Stockholders accompanies this proxy statement. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference. The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007, as filed with the Securities and Exchange Commission, will be furnished without charge to stockholders as of the Record Date upon written request to the Secretary, Fidelity Bancorp, Inc., 1009 Perry Highway, Pittsburgh, Pennsylvania 15237.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Annie G. McGrath
ANNIE G. MCGRATH Secretary

Pittsburgh, Pennsylvania

January 11, 2008

APPENDIX A

Fidelity Bancorp, Inc.

Audit Committee Charter

The Audit Committee is a committee of the Board of Directors. The Audit Committee’s purpose is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Audit Committee shall:

•	pre-approve all audit services and permissible non-audit services to be rendered by the independent auditor in accordance with Section 10A(i) of the Securities Exchange Act of 1934 (the “Act”);
•	have sole authority to appoint, determine the funding for the outside auditors in accordance with Section 10A(m)(2) of the Act;
•	have the responsibility to establish procedures for complaints as set forth in Section 10A(m)(4) of the Act; and
•	have the authority to engage and determine funding for independent counsel and other advisors as set forth in Section 10A(m)(5) of the Act.

The membership of the Audit Committee shall be composed of at least three directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member. All members of the Committee shall be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

For purposes hereof, "independent" shall mean a director who meets the definition of "independence" as used in Item 7(d)(3)(iv) of Schedule 14A of the Securities Exchange Act of 1934 ("Exchange Act"). At least one member of the Audit Committee shall possess the qualifications to serve as an "audit committee financial expert" as defined under SEC rules pursuant to the Exchange Act. The designation of a person as an "audit committee financial expert" does not impose any duties, obligations or liability on the person that are greater than those imposed on such a person as a member of the audit committee in the absence of such designation.

In meeting its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board of Directors and shareholders that the accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

The Audit Committee may establish written policies and procedures for the pre-approval of audit and non-audit services to be performed by the outside auditor provided that these policies and procedures are detailed as to the particular service and do not result in the delegation of the Audit Committee's responsibilities to management. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve audit or non-audit services to be performed by the outside auditor provided that any such approvals are presented to the full Committee at its next scheduled meeting.

The Audit Committee will:

1.	Provide an open avenue of communication between the Internal Auditor/Compliance Officer, the independent accountant and the Board of Directors.
2.	Review and update the Committee’s charter annually.
3.

Be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Audit Committee.

4.	Review and concur in the appointment, replacement, reassignment or dismissal of the Internal Auditor/Compliance Officer.
5.	Confirm and assure the independence of the Internal Auditor/Compliance Officer and the independent accountant.
6.

Inquire of management, the Internal Auditor/Compliance Officer and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

7.	Consider, in consultation with the Internal Auditor/Compliance Officer and the independent accountant, the audit scope and plan of the internal auditors and independent accountant.
8.

Review with the Internal Auditor/Compliance Officer and the independent accountant the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

9.	Consider and review with the independent accountant and the Internal Auditor/Compliance Officer:
a.	The adequacy of the Company’s internal controls including computerized information system controls and security.
b.	Any related significant findings and recommendations of the independent accountant and Internal Auditor/Compliance Officer together with management’s responses thereto.
10.	Review with management and the independent accountant at the completion of the annual examination:
a.	The Company’s annual financial statements and related footnotes.
b.	The independent accountant’s audit of the financial statements and their report thereon.
c.	Any significant changes required in the independent accountant’s audit plan.
d.	Any serious difficulties or disputes with management encountered during the course of the audit.
e.	Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.
11.	Consider and review with management and the Internal Auditor/Compliance Officer:
a.	Significant findings during the year and management’s responses thereto.
b.	Any difficulties encountered in the course of the audits, including any restrictions on the scope of work or access to required information.
c.	Any changes required in the planned scope of the audit/compliance review plan.
d.	The internal auditing department budget and staffing.
12.	Review with management and the independent accountant at the end of each quarter:
a.	The Company’s quarterly financial statements and related footnotes.
b.	The independent accountant’s review of the financial statements and any comments they have thereon.

c.	Any serious difficulties or disputes with management encountered during the review.
d.	Other matters related to the conduct of the review, which are to be communicated to the Committee under generally accepted auditing standards.
13.

Review filings with the SEC, regulatory agencies and other published documents containing the Company’s financial statements and consider whether the information contained therein is consistent with the information contained in the financial statements.

14.	Review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.
15.

Meet with the Internal Auditor/Compliance Officer, the independent accountant and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

16.	Report Committee actions to the Board of Directors with such recommendations, as the committee may deem appropriate.
17.

The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

18.

The Committee shall meet at least four times per year or more frequently as circumstances require. At least once each year the Committee shall have separate private meetings in executive sessions with the independent auditors, management and the internal auditors. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

19.	The Audit Committee will establish procedures for:
a.	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and
b.	the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
20.	Prior to the filing of audited financial statements with the Securities and Exchange Commission, obtain a report from the independent auditor of:
(1)	All critical accounting policies and practices to be used:
(2)	All alternative treatments within generally accepted accounting principles and practices related to material items that have been discussed with management, including:
(i)	ramifications of the use of such alternative disclosures and treatments; and
(ii)	the treatment preferred by the auditor; and
(3)	other material written communications between the auditor and the management such as any management letters or schedule of unadjusted differences.
21.	The committee shall perform such other functions as assigned by law, the Company’s charter or bylaws or the Board of Directors.

The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

FIDELITY BANCORP, INC.
/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE

                     ANNUAL MEETING OF STOCKHOLDERS

                                         FEBRUARY 12, 2008

The undersigned hereby appointed the Board of Directors of Fidelity Bancorp., Inc. (the “Company”), with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the Perrysville Branch of Fidelity Bank, PaSB, 1009 Perry Highway, Pittsburgh, Pennsylvania on Tuesday, February 12, 2008, at 5:00 p.m., eastern time (the “Annual Meeting”), and at any and all adjournments thereof, as follows:

          With-        For

           For      Held       Except

1.    The election as directors              ☐         ☐            ☐

of the nominees listed below

(except as marked to

contrary):

Charles E. Nettrour

William L. Windisch

J. Robert Gales

INSTRUCTIONS: To withhold your vote for any individual nominee, mark “FOR EXCEPT” and insert that nominee’s name on the lines provided below.

____________________________________________________

____________________________________________________

PLEASE CHECK BOX IF YOU PLAN TO ATTEND ☐

THE ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

THE SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE ABOVE NOMINEES. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING

Please be sure to sign and date this Proxy in the box below	Date

Stockholder sign above. Co-holder (if any) sign above.

                         ^ Detach above card, date, sign and mail in postage prepaid envelope provided. ^

                                                FIDELITY BANCORP, INC.

                                                1009 PERRY HIGHWAY • PITTSBURGH, PENNSYLVANIA 15237

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournments thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the notice of annual meeting of stockholders, a proxy statement dated January 11, 2008, and an annual report to stockholders.

Please sign exactly as your name appears on the envelope in which this proxy was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN

THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH

THE PROXY IN THE ENVELOPE PROVIDED.

_________________________________________

_________________________________________

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